UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_____________________

FORM 8-K

_____________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): December 21, 2020

Cytokinetics, Incorporated

(Exact Name of Registrant as Specified in Charter)

Delaware	000-50633	94-3291317
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

280 East Grand Avenue, South San Francisco, California 94080
(Address of Principal Executive Offices) (Zip Code)

(650) 624-3000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	CYTK	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

On December 23, 2020 Cytokinetics, Incorporated (“Cytokinetics” or the “Registrant”) announced that it has received notice from Amgen Inc. (“Amgen”) that Les Laboratoires Servier and Institut de Recherches Internationales Servier (“Servier”) has delivered to Amgen notice of termination of that certain Option, License and Collaboration Agreement, dated June 27, 2013, by and between Amgen and Servier (the “Servier Sublicense Agreement”), pertaining to the development and commercialization of omecamtiv mecarbil, a novel cardiac myosin activator. Pursuant to the Servier Sublicense Agreement, Amgen had sublicensed to Servier its exclusive rights to develop and commercialize omecamtiv mecarbil in Europe and the Commonwealth of Independent States, including Russia. The termination is effective as of March 18, 2021, after which all development, commercialization and other rights granted by Amgen to Servier under the Servier Sublicense Agreement shall terminate and revert to Amgen.

Amgen and Cytokinetics are parties to that certain Collaboration and Option Agreement, dated December 29, 2006, as amended (the “Collaboration Agreement”), pertaining to the discovery, development and commercialization of novel small molecule therapeutics designed to activate cardiac muscle, including omecamtiv mecarbil, and AMG 594, a novel cardiac troponin activator. As previously disclosed, Cytokinetics received written notice of termination from Amgen of the Collaboration Agreement on November 20, 2020. The termination of the Collaboration Agreement is effective as of May 20, 2021.

In August 2016, Cytokinetics entered into a letter agreement with Amgen and Servier (the “Letter Agreement”), which provides that if Amgen’s rights to omecamtiv mecarbil are terminated, (i) the sublicensed rights previously granted by Amgen to Servier with respect to omecamtiv mecarbil, will remain in effect and become a direct license or sublicense of such rights by Cytokinetics to Servier, based on substantially the same terms as those in the Servier Sublicense Agreement subject to negotiation between Cytokinetics and Servier, and (ii) Amgen will, at Cytokinetics’ election, transfer to Cytokinetics or its designee (including Servier) certain ongoing development activities. Since the Servier Sublicense Agreement will terminate prior to the effective termination of the Collaboration Agreement, Servier will have no residual rights under the Letter Agreement with Amgen and Cytokinetics against either party in relation to omecamtiv mecarbil.

As previously disclosed, pursuant to the terms of the Collaboration Agreement, upon the effective date of Amgen’s termination, research, development and commercialization rights for compounds, including omecamtiv mecarbil and AMG 594, will transition to Cytokinetics. Given Servier’s termination of the Servier Sublicense Agreement, such transition will now include the development and commercialization rights that Amgen had previously granted to Servier under the Servier Sublicense Agreement. In addition, as previously disclosed, Amgen will have certain obligations set forth in the Collaboration Agreement, including: cooperating with Cytokinetics and its designee(s) to facilitate a reasonably smooth, orderly and prompt transition of the programs, including transfer and assignment to Cytokinetics of specified regulatory filings, data and other information; if requested by Cytokinetics, transferring inventory of compounds to Cytokinetics at Cytokinetics’ expense; to the extent possible and requested by Cytokinetics, assigning relevant third-party manufacturing agreements to Cytokinetics; and granting to Cytokinetics exclusive and non-exclusive licenses to certain intellectual property rights.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYTOKINETICS, INCORPORATED

Date: December 23, 2020	By:	/s/ Ching Jaw
Ching Jaw
Senior Vice President, Chief Financial Officer